UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2021

SIMPLICITY ESPORTS AND GAMING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7000 W. Palmetto Park Rd., Suite 505

Boca Raton, FL 33433

(Address of Principal Executive Offices)

(855) 345-9467

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2021, the Board of Directors of Simplicity Esports and Gaming Company (the “Company”) appointed Laila Cavalcanti Loss to serve as a member of the Company’s Board of Directors. Since 2017, Ms. Loss, age 40, has practiced law in private practice at Cavalcanti Loss Sociedade Individual de Advocacia. From 2010 to 2016, Ms. Loss served as the Head of Legal in Latin America and Agola for Expro Group, a leading global oil services company. Ms. Loss holds a Master of Laws from the University of Texas at Austin. She is permitted to practice law in Brazil and is admitted to the New York State Bar Association.

On May 10, 2021, Knicks Lau resigned as the Company’s Chief Financial Officer for personal reasons. On May 11, 2021, the Company’s Board of Directors appointed Nancy Hennessey as the Company’s Chief Financial Officer, effective May 17, 2021.

Ms. Hennessey, age 56, worked as the Senior Vice President of Financial Planning and Analysis and as a consultant to the Chief Executive Officer of Travel and Leisure, formerly Wyndham Destinations, an NYSE listed $5 billion market cap company. From 1990 to 2011, Ms. Hennessey served multiple companies as Vice President of Finance and Chief Financial Officer. Ms. Hennessey began her career by working for Ernst & Young as a Senior Auditor from 1986 until 1990. Ms. Hennessey is a Certified Public Accountant and holds a BBA and MBA in Public Accounting from the Lubin School of Business at Pace University.

In connection with Ms. Hennessey’s appointment, on May 11, 2021, the Company entered into an employment agreement, dated as of May 17, 2021 by and between the Company and Ms. Hennessey (the “Employment Agreement”). Pursuant to the terms of the Hennessey Employment Agreement, in exchange for Ms. Hennessey’s services, the Company agreed to pay Ms. Hennessey an annual base salary of $140,000. In addition, Ms. Hennessey is entitled to receive compensation in the form of an equity grant of $5,000 in the Company’s common stock for each quarter during the term of the Hennessey Employment Agreement, which runs for a period ending one year after May 17, 2021 and automatically renews for successive one year terms unless either party gives 60 days’ advance written notice of its intention not to review the Hennessey Employment Agreement. Ms. Hennessey is also eligible to receive a quarterly bonus of up to $12,500 in the form of a cash bonus and/or equity grant of shares of the Company’s common stock. Pursuant to the terms of the Hennessey Employment Agreement Ms. Hennessey will also receive (i) 5,000 shares of common stock upon filing of the 2021 Annual Report on Form 10-K, if completed before July 31, 2021, and (ii) 5,000 shares of common stock upon completion of an uplisting to a national exchange, such as The Nasdaq Stock Market or the NYSE NYSE American. Ms. Hennessey’s eligibility for any bonus and the amount thereof will be determined solely at the discretion of the Board of Directors.

Ms. Hennessey’s employment and the Hennessey Employment Agreement may be terminated by the Company with or without Cause (as hereinafter defined), or by Ms. Hennessey with or without Good Reason (as hereinafter defined). In addition, in the event of Ms. Hennessey’s death or total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (“Disability”), during the term of the Hennessey Employment Agreement, the term of the Hennessey Employment Agreement and Ms. Hennessey’s employment will terminate on the date of death or Disability.

For purposes of the Hennessey Employment Agreement, “Cause” means, subject to the provisions of the Hennessey Employment Agreement:

(i)	Ms. Hennessey’s willful failure to perform her duties (other than any such failure resulting from incapacity due to physical or mental illness);
(ii)	Ms. Hennessey’s willful failure to comply with any valid and legal directive of the Board of Directors; or
(iii)	Ms. Hennessey’s willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, materially injurious to the Company or its affiliates; or
(iv)	Actions by Ms. Hennessey constituting embezzlement, misappropriation, or fraud, whether or not related to Ms. Hennessey’s employment with the Company; or
(v)	Ms. Hennessey’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; or
(vi)	Ms. Hennessey’s material breach of any material obligation under the Hennessey Employment Agreement, which Ms. Hennessey fails to correct within 10 days after Ms. Hennessey receives written notice from the Board of Directors of such breach.

For purposes of the Hennessey Employment Agreement, “Good Reason” means the occurrence of any of the following, in each case during the term of the Hennessey Employment Agreement:

(i)	A material reduction in Ms. Hennessey’s base salary;
(ii)	A material reduction in Ms. Hennessey’s target bonus opportunity;
(iii)	A relocation of Ms. Hennessey’s principal place of employment from that set forth in the Hennessey Employment Agreement by more than 35 miles;
(iv)	A material breach by the Company of any material provision of the Hennessey Employment Agreement;
(v)	At any time following a Change of Control (as defined in the Hennessey Employment Agreement), a material change in Ms. Hennessey’s title or responsibilities, or a material diminution by the Company of compensation and benefits (taken as a whole) provided to Ms. Hennessey immediately prior to a Change of Control.

Ms. Hennessey may not terminate the Hennessey Employment Agreement for Good Reason pursuant to clause (i), (ii), (iii) or (iv) above unless (x) Ms. Hennessey, within 30 days following the occurrence of the such condition giving rise to Good Reason, notifies the Company in writing of her intent to terminate with Good Reason; (y) the Company fails to cure such condition within 30 days after being so notified; and (z) Ms. Hennessey actually terminates no later than 30 days after the end of the cure period.

Solely in the case of an event of Cause relating to Ms. Hennessey’s willful failure to perform her duties (other than any such failure resulting from incapacity due to physical or mental illness), Ms. Hennessey’s willful failure to comply with any valid and legal directive of the Board of Directors; or Ms. Hennessey’s material breach of any material obligation under the Hennessey Employment Agreement, which Ms. Hennessey fails to correct within 10 days after Ms. Hennessey receives written notice from the Board of Directors of such breach (each, a “Cause Capable of Cure”), the Company may not and will not terminate the Hennessey Employment Agreement for Cause unless the Company has provided written notice to Ms. Hennessey of the existence of the circumstances providing grounds for termination for a Cause Capable of Cure, and Ms. Hennessey has had at least 14 calendar days to cure such circumstances to the reasonable satisfaction of the Company and has thereafter not cured such circumstance within such 14 calendar day period.

Pursuant to the terms of the Hennessey Employment Agreement, upon (i) termination by the Company for Cause, (ii) termination by Ms. Hennessey without Good Reason, or (iii) a non-renewal by the Company, the Company will pay to Ms. Hennessey the following amounts (the “Lau Accrued Amounts”):

(i)	Any accrued but unpaid base salary, any accrued but unpaid equity grants and accrued but unused vacation;
(ii)	Any bonus compensation awarded for the quarterly period preceding that in which termination occurs, but unpaid on the date of termination (the “Prior Quarterly Period Bonus”);
(iii)	Reimbursement for unreimbursed business expenses;
(iv)	Such employee benefits, if any, to which Ms. Hennessey may be entitled under the Company’s employee benefit plans as of the date of termination; provided that, in no event shall Ms. Hennessey be entitled to any payments in the nature of severance or termination payments except as specifically provided in the Hennessey Employment Agreement; and
(v)	all amounts otherwise required to be paid or provided by law.

Pursuant to the terms of the Hennessey Employment Agreement, upon termination of the Hennessey Employment Agreement solely as a result of Ms. Hennessey’s death or Disability, Ms. Hennessey or her estate will receive the Lau Accrued Amounts and the pro-rated bonus as provided in the Hennessey Employment Agreement.

Upon Ms. Hennessey’s termination by the Company without or other than for Cause, or (ii) resignation by Ms. Hennessey with Good Reason, then:

(i)	the Company will pay to Ms. Hennessey the Lau Accrued Amounts and a pro-rated bonus as provided in the Hennessey Employment Agreement;
(ii)	the Company will pay to Ms. Hennessey $35,000 as a severance payment;
(iii)	the Company will pay to Ms. Hennessey any salary that Ms. Hennessey would have earned through the end of the then-applicable initial term or renewal term, as applicable;
(iv)	any unvested incentive awards then held by Ms. Hennessey will immediately be vested in full; and

(v)	any additional equity grants to which Ms. Hennessey would have been entitled pursuant to the terms of the Hennessey Employment Agreement will be issued and paid in accordance with the terms of the Hennessey Employment Agreement.

The foregoing description of the Hennessey Employment Agreement is qualified in its entirety by reference to the Hennessey Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

In May 2021, the Company hired Julianne Blanchette to serve as its Corporate Secretary to assist with Board of Directors and corporate governance matters. Ms. Blanchette’s career includes over a decade as Senior Paralegal with Nasdaq-listed PetSmart, and time as Assistant Corporate Secretary for NYSE-listed companies Spirit Realty Capital, Starwood Waypoint Homes, and Invitation Homes. Ms. Blanchette is also an Arizona Registered Paralegal, and Legal Document Preparer Certified by the Arizona Supreme Court.

Beginning on May 12, 2021, the Company’s management will deliver the investor presentation attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between the registrant and Nancy Hennessey, entered into on May 11, 2021 and effective as of May 17, 2021.
99.1	Investor presentation of the registrant dated May 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMPLICITY ESPORTS AND GAMING COMPANY

Date: May 12, 2021	By:	/s/ Roman Franklin
Roman Franklin
Chief Executive Officer